FORM 4 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Smart Balance Inc. [ SMBL ]

Date of Event requiring statement:  November 6, 2008





/s/ Oscar S. Schafer
---------------------------------
Oscar S. Schafer
Senior Managing Member

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Smart Balance Inc.  [ SMBL ]

Date of Event requiring statement:  November 6, 2008





/s/ Oscar S. Schafer
---------------------------------
Oscar S. Schafer

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Andrew Goffe

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Smart Balance Inc.  [ SMBL ]

Date of Event requiring statement:  November 6, 2008





/s/ Andrew J. Goffe
---------------------------------
Andrew J. Goffe